U.S. SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                        CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2000


                   WORLD SHOPPING NETWORK, INC.
     (Exact name of registrant as specified in its charter)

                            Delaware
     (State or jurisdiction of incorporation or organization)

                            000-20277
                    (Commission File Number)

                           11-2872782
            (I.R.S. Employer Identification Number)

1530 Brookhollow Drive, Suite C, Santa Ana, California  92705
          (Address of principal executive offices)    (Zip Code)

           Registrant's telephone number:  (714) 427-0760

 (Former name or former address, if changed since last report)

ITEM 2.  ACQUISTION OR DISPOSTION OF ASSETS.

On November 8, 2000, the Registrant entered into an agreement with Delphi Communications, Inc. ("Seller") to purchase from this firm the license for radio station KMET and related assets. In exchange for these assets, the Registrant agreed to pay, under the terms of this agreement, the following:

7,415,254 restricted shares of the Registrant, valued at $1,750,000.00 based on the averaged closing price of the Registrant's shares in the fifteen trading days prior to the date of this agreement, which is computed as $0.236. Immediately upon the Seller's receipt of shares of the Registrant, the Seller shall distribute all shares so received to its own shareholders in the ratio of 7.213 shares of the Registrant for each share of the Seller held on the closing date. In addition, the Registant shall assume all liabilities of the Seller existing on the closing date.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

Since the value of the consideration given in connection with this acquisition exceeds the total assets of the Registrant as reflected in its unaudited balance sheet as of September 30, 2000, then pursuant to Rule 3.05(b)(1)(iii) of Regulation S-X, financial statements will be furnished for at least the two most recent fiscal years and any interim periods. It is impracticable to provide the required financial statements for this acquired business at the time this Form 8-K is filed; these will be filed as an amendment to this filing not later than 60 days after the filing of this report. Pro forma financial information shall also be furnished in connection with this acquisition pursuant to
Article 11 of Regulation S-X.

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to
Item 601 of Regulation S-B.

                              SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              World Shopping Network, Inc.



Dated: January 3, 2001        By: /s/ John J. Anton
                              John J. Anton, President

                          EXHIBIT INDEX

Number                   Exhibit Description

2    Agreement between the Registrant and Delphi Communications,
     Inc., dated November 8, 2000 (see below).